UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 23, 2010

ZST Digital Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52934	20-8057756
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

206 Tongbo Street, Boyaxicheng Second Floor Zhengzhou City, Henan Province People’s Republic of China 450007
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	(86) 371-6771-6850

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)	Departure of Director

Sheng Yong did not stand for re-election to the Board of Directors of ZST Digital Networks, Inc. (the “Company”) at the Company’s 2010 Annual Meeting of Stockholders (the “Annual Meeting”) held on August 23, 2010.  At the Annual Meeting, director-nominee Zhang Jian’sheng was elected by the Company’s stockholders to serve as the sixth member of the Company’s Board of Direcors.  The information under Item 5.07, below, is incorporated herein by reference.

(e)	Approval of 2010 Omnibus Incentive Plan

On August 23, 2010, at the Annual Meeting of the Company, the stockholders approved the Company’s 2010 Omnibus Incentive Plan (the “Plan”).  The Plan became effective on August 23, 2010 and will be administered by the Compensation Committee of the Company's Board of Directors, with participation and approval of the Board of Directors.  Awards under the Plan may include incentive stock options, nonqualified stock options, stock appreciation rights, restricted shares of common stock, restricted stock units, performance share or unit awards, other stock-based awards and cash-based incentive awards.  An aggregate of 500,000 shares of the Company's common stock is reserved initially for issuance and available for awards under the Plan.

A copy of the Plan is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference in its entirety.  The description of the Plan contained herein is qualified in its entirety by reference to the full text of the Plan. In addition, a more detailed description of the material features of the Plan is contained in Proposal No. 3 of the Proxy Statement filed with the U.S. Securities and Exchange Commission on July 23, 2010 (the “Proxy Statement”) and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on August 23, 2010. For more information about the proposals set forth below, please see the Company’s Proxy Statement, the relevant portions of which are incorporated herein by reference.

At the Annual Meeting, stockholders representing 8,297,500 shares, or 71.22%, of the 11,650,442 shares of common stock outstanding on the record date of July 7, 2010 were present in person or by proxy, constituting a quorum for the purposes of the Annual Meeting. The matters voted upon at the Annual Meeting and the voting results were as follows:

Proposal No. 1 – Election of Directors:  The Company’s stockholders elected, by a plurality of the votes of the shares in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors, each of the six nominees to the Board of Directors, to serve until the Company’s 2011 annual meeting of stockholders or until their respective successors have been elected, as follows:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Zhong Bo	6,220,282	16,871	2,060,347
Zhong Lin	6,220,282	16,871	2,060,347
Yang Ai Mei	6,211,182	25,971	2,060,347
Tian Li Zhi	6,220,282	16,871	2,060,347
Liu Hui Fang	6,220,282	16,871	2,060,347
Zhang Jian’sheng	6,220,282	16,871	2,060,347

Votes withheld and broker non-votes were not counted as votes cast and had no effect on the result of the vote.

Proposal No. 2 – Ratification of Appointment of Independent Auditor:  Ratification of the appointment of BDO China Li Xin Da Hua CPA Co., Ltd. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 required an affirmative vote of a majority of all votes cast at the Annual Meeting.  Broker non-votes are not counted as votes cast and had no effect on the result of the vote.  The proposal was approved by a vote of stockholders as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,163,353	92,957	41,190	0

Proposal No. 3 - Approval of the 2010 Omnibus Incentive Plan:  Approval of the Plan required the affirmative vote of a majority of all votes cast at the Annual Meeting.  Broker non-votes are not counted as votes cast and had no effect on the result of the vote.    The Plan was approved by a vote of stockholders as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,432,443	767,166	37,544	2,060,347

Item 8.01	Other Events.

The Company has established a share repurchase program for shares of its common stock in an amount not to exceed $1 million.  Share repurchases may be made on the open market or through block trades in accordance with applicable laws.  Attached hereto as Exhibit 99.1, and incorporated herein by reference, is the Company’s press release announcing the share repurchase program.

Item 9.01.	Exhibits.

(d)           Exhibits

Exhibit Number	Description

10.1	ZST Digital Networks, Inc. 2010 Omnibus Incentive Plan
99.1	Press Release dated August 24, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZST Digital Networks, Inc.

Dated: August 25, 2010	By:	/s/ John Chen
	Name:	John Chen
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	ZST Digital Networks, Inc. 2010 Omnibus Incentive Plan
99.1	Press Release dated August 24, 2010